Exhibit 99.1

August 27, 2008,

Dear Vestin Realty Mortgage I Shareholder:

We have received several telephone calls recently from shareholders who have lost their stock certificates requesting replacement certificates.  When a certificate is lost, the transfer agent generally requires the stockholder to pay a two percent surety bond fee plus $50 for the replacement certificate.  These charges are imposed by the independent transfer agent and Vestin receives no portion of such monies.  In addition, the transfer agent generally requires an indemnity from the shareholder.

The stockholder list we received from the transfer agent indicates that you currently hold your certificate.

So that your stock certificate remains safe, please make sure that you hold your stock certificate in a safe, a safety deposit box or in another secure place.  In addition, you may deposit your certificate with a stockbroker in a brokerage account for safekeeping.

If you ever have any questions please feel free to contact me.

Very truly yours,

Michael V. Shustek
President and CEO